UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2004

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 South Texas Street
Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (903) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2004, the Board of Directors of Pilgrim's Pride Corporation (the "Company") adopted the Pilgrim's Pride Corporation 2005 Deferred Compensation Plan (the "2005 Deferred Compensation Plan") to provide a deferred compensation vehicle to certain highly compensated employees and a select group of management employees of the Company and certain of its subsidiaries in compliance with Section 885 of the American Jobs Creation Act of 2004 and new Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Eligible employees of the Company may elect to participate in the 2005 Deferred Compensation Plan on and after January 1, 2005.

The 2005 Deferred Compensation Plan is a nonqualified, unfunded deferred compensation and supplemental savings plan that permits participants to defer the receipt of base salary or bonus not otherwise eligible for deferral. The 2005 Deferred Compensation Plan will not provide supplemental pension credits to any participant. Compensation deferred under the 2005 Deferred Compensation Plan will be distributable in lump sum or specified installments upon separation from service with the Company or a participating subsidiary or in connection with a "Hardship Distribution" as defined in the 2005 Deferred Compensation Plan. The Company and the participating subsidiaries have the ability to make matching contributions for eligible employees to be credited to a Company contribution account for each eligible employee. Amounts deferred under the 2005 Deferred Compensation Plan are to be deemed to be invested in certain approved investments designated by the Oversight Committee of the Board of Directors, although the Oversight Committee in its discretion may grant each participant the right to designate how the funds in the participant's account shall be invested.

The Board of Directors of the Company authorized each of To-Ricos, Inc., Pilgrim's Pride Corporation of West Virginia, Inc., PFS Distribution Company, PPC Transportation Company, Pilgrim's Pride Affordable Housing Corporation and PPC Marketing Ltd. to be a participating company in the 2005 Deferred Compensation Plan effective as of January 1, 2005. In addition, the existing Pilgrim's Pride Deferred Compensation Plan (the "Existing Deferred Compensation Plan") shall be frozen as of December 31, 2004 to stop the accrual of additional unvested benefits under the Existing Deferred Compensation Plan as of the close of business on December 31, 2004. Participants in the Existing Deferred Compensation Plan will not accrue any additional benefits other than market-based investment earnings or losses on their individual accounts. Participants will retain the ability to request the deemed investment of their frozen accounts among the investment options available under the Existing Deferred Compensation Plan. However, they will not be able to defer any additional compensation to the Existing Deferred Compensation Plan (unless otherwise permitted by U.S. Treasury Department guidance or regulations under Section 409A of the Code). Benefits that are not vested as of December 31, 2004 will become a liability under the 2005 Deferred Compensation Plan as of January 1, 2005.

The foregoing is qualified in its entirety by reference to the 2005 Deferred Compensation Plan attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

Exhibit
Number    Description

10.1    Pilgrim's Pride Corporation 2005 Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: December 27, 2004                                              By: /s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index
Exhibit
Number    Description

10.1    Pilgrim's Pride Corporation 2005 Deferred Compensation Plan